                                                                      Exhibit 23
                                                                      ----------

                        CONSENT OF INDEPENDENT AUDITORS

     We consent to the incorporation by reference in the Registration Statement numbers 333-16477 on Form S-8 filed November 20, 1996; 333-16131 on Form S-8 filed November 13, 1996; 333-15559 on Form S-3 filed November 5, 1996, as amended by Pre-Effective Amendment No. 1 filed December 4, 1996; 333-09575 on Form S-8 filed on August 5, 1996; 33-55225 on Form S-8 filed August 25, 1994; 33-54385 on Form S-3 filed June 30, 1994, as amended by Pre-Effective Amendment No. 1 filed August 17, 1994; 33-61483 on Form S-8 filed August 1, 1995; 33-53919 on Form S-8 filed June 1, 1994; 33-60648 on Form S-8 filed April 2, 1993; 33-51064 on Form S-3 filed August 20, 1992, as amended by Pre-Effective Amendment No. 1 filed October 23, 1992 (to which the prospectus in 33-54385 also applies); 33-50124 on Form S-8 filed July 29, 1992; 33-65326 on Form S-8 filed July 1, 1993; 33-43862 on Form S-3 filed November 12, 1991, as amended by Pre-Effective Amendment No. 1 filed January 17, 1992 (to which the prospectus in 33-54385 also applies); 33-36718 on Form S-3 filed September 7, 1990, as amended by Pre-Effective Amendment No. 1 filed November 28, 1990 (to which the prospectus in 33-54385 also applies); 33-26755 on Form S-3 filed January 27, 1989, as amended by Pre-Effective Amendment No. 1 filed February 16, 1989 and Post-Effective Amendment No. 1 filed November 3, 1992; 33-23192 on Form S-3 filed July 21, 1988, as amended by Pre-Effective Amendment No. 1 filed September 13, 1988 (to which the prospectus in 33-54385 also applies); 33-11516 on Form S-3 filed January 26, 1987, as amended by Amendment No. 1 filed March 12, 1987 and Amendment No. 2 filed April 3, 1987 (to which the prospectus in 33-36718 also applies); 2-93664 on Form S-3 filed on October 9, 1984, as amended by Amendment No. 1 filed November 23, 1984; 33-28252 on Form S-8 filed April 19, 1989, as amended by Post-Effective Amendment No. 1 filed August 15, 1989 and Post-Effective Amendment No. 2 filed on February 22, 1990; 33-13368 on Form S-8 (to which the prospectus in 33-28252 also applies); 33-29646 on Form S-8 filed June 30, 1989, as amended by Post-Effective Amendment No. 1 filed August 3, 1990; and 2-82873, 2-71577, 2-64201, 2-58595, 2-57423, 2-53068, 2-47747, 2-32651
and 33-14135 on Form S-8 (to all of which the prospectus in 33-29646 also applies), of BankAmerica Corporation and in their related prospectuses of our report dated January 14, 1997, with respect to the consolidated financial statements of BankAmerica Corporation incorporated by reference in this Annual Report on Form 10-K for the year ended December 31, 1996.


                                        /s/ ERNST & YOUNG LLP
                                        --------------------------
                                        ERNST & YOUNG LLP

San Francisco, California
March 14, 1997

4017499